Inland Real Estate Income Trust, Inc.

2901 Butterfield Road | Oak Brook, IL 60523 | 800.826.8228

inland-investments.com

50 YEARS

October 8, 2019

Dear Fellow Stockholder:

Enclosed you will find your third quarter account statement, which includes detailed information regarding your Inland Real Estate Income Trust, Inc. (“Inland Income Trust”) quarterly distributions and, if applicable, participation in Inland Income Trust’s distribution reinvestment plan.

The third quarter cash distribution payable to stockholders of record as of September 30, 2019 was $0.3018 per share (which is equal to an annualized distribution rate of 6% based on Inland Income Trust’s estimated value of $20.12 per share as of December 31, 2018).

As of September 30, 2019, our approximately $1.3 billion portfolio was comprised of 59 retail properties in 24 states, totaling approximately 6.9 million square feet occupied by 743 tenants.

Minimal Damage from Hurricane Dorian and Tropical Depression Imelda

As Hurricane Dorian and Tropical Depression Imelda approached the Southeast and Gulf Coasts, respectively, our property management teams were hard at work ensuring all appropriate contingency plans were in place. We are pleased to share that, other than minor roof leaks, downed trees, and broken windows, none of our properties experienced major issues. Our thoughts are with the residents of all areas affected by the recent tropical storms.

Thank you for your investment in Inland Income Trust and your confidence in our investment strategy. For more information, please visit our website: www.inland-investments.com/inlandincometrust.

Sincerely,
INLAND REAL ESTATE INCOME TRUST, INC.



Mitchell Sabshon
President and Chief Executive Officer

Enclosure
cc: Trustee, Broker Dealer, Financial Advisor

(Please see reverse side for an important disclosure.)

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation's largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for 50 years.

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "can", "would", "will", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.